Exhibit 4.4
Execution Copy
Collateral Certificate Transfer Agreement
     THIS COLLATERAL CERTIFICATE TRANSFER AGREEMENT (this “Agreement”), by and between DISCOVER BANK, a Delaware banking corporation, as Depositor (“Discover Bank”), and DISCOVER CARD EXECUTION NOTE TRUST (the “Note Issuance Trust”) is made and entered into as of July 26, 2007.
     All terms used herein which are defined in the Trust Agreement dated as of July 2, 2007 between Discover Bank and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), the Indenture dated as of July 26, 2007 between the Note Issuance Trust and U.S. Bank National Association in its capacity as Indenture Trustee (the “Indenture Trustee”) or the Indenture Supplement for the DiscoverSeries Notes (the “Indenture Supplement”) dated as of July 26, 2007 between the Note Issuance Trust and the Indenture Trustee, each as may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, either directly or by reference therein, have the meanings assigned to them therein.
     Section 1. Transfer and Consideration. In consideration of the Note Issuance Trust’s payment to Discover Bank of the net proceeds of the initial sale of Notes, Discover Bank does hereby transfer, assign, set over, pledge and otherwise convey to the Note Issuance Trust, without recourse (subject to the obligations herein), all right, title and interest of Discover Bank in and to the Series 2007-CC Collateral Certificate and the proceeds thereof. The Series 2007-CC Collateral Certificate is issued by the Discover Card Master Trust I (the “Master Trust”) pursuant to the Amended and Restated Pooling and Servicing Agreement, as amended (the “Amended and Restated Pooling and Servicing Agreement”) dated as of November 3, 2004 between Discover Bank and U.S. Bank National Association and the Series 2007-CC Supplement (the “Series Supplement”) thereto as of July 26, 2007 between Discover Bank and U.S. Bank National Association. The parties to this Agreement intend that the conveyance of the Series 2007-CC Collateral Certificate and the proceeds thereof pursuant to this Agreement constitute a sale, and not a secured borrowing, for accounting purposes. If, notwithstanding such intention, the conveyance of the Series 2007-CC Collateral Certificate from Discover Bank to the Note Issuance Trust shall ever be characterized as a secured loan and not a sale, this Agreement shall be deemed to constitute a security agreement within the meaning of the UCC, and the conveyance by Discover Bank provided for in this Agreement shall be deemed to be a grant by Discover Bank to the Note Issuance Trust of a security interest in and to all of Discover Bank’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Series 2007-CC Collateral Certificate, all accounts, general intangibles, chattel paper, instruments, documents, goods, money, investment property, deposit accounts, letters of credit and letter-of-credit rights consisting of, arising from, or relating to the Series 2007-CC Collateral Certificate, and the proceeds thereof, to secure the obligations of Discover Bank hereunder.
     Section 2. Acceptance by the Note Issuance Trust. The Note Issuance Trust hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Note Issuance Trust pursuant to Section 1.
     Section 3. Closing. The transfer, assignment, set over, pledge and conveyance of the Series 2007-CC Collateral Certificate shall take place at the offices of Latham & Watkins LLP, Sears Tower, Suite 5800, Chicago, IL 60606 on July 26, 2007; provided, however, that physical delivery of the Series 2007-CC Collateral Certificate to the Note Issuance Trust shall occur in the State of New York.
     Section 4. Allocations. All allocations with respect to the Series 2007-CC Collateral Certificate shall be made in accordance with the terms of the Series Supplement and the Pooling and Servicing Agreement. All reinvestments of Principal Amounts by the Note Issuance Trust in the Series 2007-CC Collateral Certificate will be made in accordance with the Indenture, each Indenture Supplement thereto and the Series Supplement, as applicable.
     Section 5. Increases in the Series Investor Interest of the Series 2007-CC Collateral Certificate. If the Calculation Agent on behalf of the Note Issuance Trust requests a transfer of an additional fractional undivided interest in the assets of the Master Trust as represented by an increase in the Series Investor Interest of the Series 2007-CC Collateral Certificate pursuant to Section 19 of the Series Supplement in connection with any issuance of notes under the Indenture and an Indenture Supplement, and such additional fractional undivided interest in such assets is transferred in the form an increase in the Series Investor Interest of the Series 2007-CC Collateral Certificate, the Note Issuance Trust shall pay to Discover Bank the proceeds from the issuance of notes (net of underwriting discounts and commissions and any other offering expenses paid by the Note Issuance Trust, and the amount of deposits into certain reserve accounts required under Section 2.03 of the Indenture Supplement for the DiscoverSeries Notes or any similar provision of another Indenture Supplement) in exchange for such transfer.
     Section 6. Limitation on Liability.
     (a) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any Person claiming by, through or under them and (iv) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any related documents.
     (b) None of the Indenture Trustee, the Owner Trustee, the Calculation Agent, any Beneficiary, the Depositor, any Master Servicer or any Servicer or any of their respective officers, directors, employees, incorporators or agents will have any liability with respect to this Agreement, and recourse may be had solely to the Collateral pledged to secure the DiscoverSeries Notes under the Indenture and the Indenture Supplement.
     Section 7. Governing Law; Exclusive Forum. THIS COLLATERAL CERTIFICATE TRANSFER AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING

SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE; PROVIDED, HOWEVER, THAT THE PARTIES AGREE THAT THE DELAWARE ASSET-BACKED SECURITIES FACILITATION ACT SHALL GOVERN ANY SECURITY INTEREST GRANTED UNDER SECTION 1 HEREOF. EACH OF DISCOVER BANK AND THE NOTE ISSUANCE TRUST HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL OR EQUITABLE ACTION OR PROCEEDING BROUGHT BY IT ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE POOLING AND SERVICING AGREEMENT, THE SERIES 2007-CC COLLATERAL CERTIFICATE, THE NOTES OR THE INDENTURE SHALL BE BROUGHT EXCLUSIVELY IN ANY FEDERAL OR STATE COURT IN THE STATE OF DELAWARE, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY ACTION OR PROCEEDING BROUGHT AGAINST DISCOVER BANK OR THE NOTE ISSUANCE TRUST, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT.
     Section 8. Election Under Delaware Asset-Backed Securities Facilitation Act. The parties hereto agree that (a) the transactions contemplated hereby constitute a “securitization transaction” and (b) to the fullest extent permitted under applicable law, including without limitation, the Asset-Backed Securities Facilitation Act Delaware Code Ann. tit. 6, § 2701A et seq: (1) all right, title and interest in and to the Series 2007-CC Collateral Certificate and the proceeds thereof, whether now existing or hereafter acquired (the “Collateral Certificate Interests”), which have been transferred to the Note Issuance Trust in connection with the securitization transactions contemplated herein, shall be deemed to no longer be the property, assets or rights of Discover Bank; (2) Discover Bank, its creditors or, in any insolvency proceeding with respect to Discover Bank or Discover Bank’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, shall have no rights, legal or equitable, whatsoever to reacquire, reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any of the Collateral Certificate Interests; and (3) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to Discover Bank or Discover Bank’s property, such Collateral Certificate Interests shall not be deemed to be part of Discover Bank’s property, assets, rights or estate.
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     The parties hereto have each caused this Agreement to be duly executed, by their representative officers hereunder duly authorized all as of the day and year first above written.

DISCOVER BANK		DISCOVER CARD EXECUTION NOTE TRUST

		By:	Wilmington Trust Company,
not in its individual capacity but solely as Owner Trustee

By:	/s/ Michael F. Rickert	By:	/s/ Jennifer A. Luce

	Name: Michael F. Rickert		Name: Jennifer A. Luce
	Title: Vice President, Chief Financial Officer and Treasurer		Title: Sr. Financial Services Officer

Collateral Certificate Transfer Agreement Signature Page